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                                                                  Exhibit (a)(7)
                             NVEST FUNDS TRUST III

                        Amendment No. 6 to the Agreement
                            and Declaration of Trust


     The undersigned, being at least a majority of the Trustees of Nvest Funds Trust III (the "Trust"), having determined it to be consistent with the fair and equitable treatment of all shareholders of the Trust, hereby amend the Trust's Agreement and Declaration of Trust, as amended by Amendments No. 1, 2, 3, 4 and 5 thereto (the "Declaration of Trust"), a copy of which is on file in the office of the Secretary of the Commonwealth of Massachusetts, as follows:

     1.   The name of the Trust is hereby amended to be "CDC Nvest Funds Trust
          III."

     2. The first sentence of Section 6 of Article III of the Declaration of Trust is hereby amended to read in its entirety as follows:

     Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or classes or to
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     modify the rights and preferences of a Series or class, each of the following Series shall be, and is hereby, established and designated as a Multi-Class Series: (1) CDC Nvest Large Cap Value Fund; (2) CDC Nvest Bullseye Fund; (3) CDC Nvest Equity Research Fund (4) CDC Nvest Mid Cap Growth Fund and (5) CDC Nvest Select Fund.

     The foregoing amendment shall become effective as of the time it is filed with the Secretary of State of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, we have hereunto set our hand for ourselves and for our successors and assigns as of the 23rd day of March, 2001

/s/ Graham T. Allison, Jr.              /s/ Sandra O. Moose
---------------------------------       ---------------------------------
Graham T. Allison, Jr.                  Sandra O. Moose

/s/ Daniel M. Cain                      /s/ John A. Shane
---------------------------------       ---------------------------------
Daniel M. Cain                          John A. Shane

/s/ Kenneth J. Cowan                    /s/ John T. Hailer
---------------------------------       ---------------------------------
Kenneth J. Cowan                        John T. Hailer

/s/ Richard Darman                      /s/ Peter S. Voss
---------------------------------       ---------------------------------
Richard Darman                          Peter S. Voss

                                        /s/ Pendleton P. White
                                        ---------------------------------
                                        Pendleton P. White